Exhibit 32


                           Certification of CEO and CFO
           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Research In Motion Limited (the "Registrant") on Form 40-F for the year ended February 28, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), James L. Balsillie, as Chairman and co-Chief Executive Officer of the Registrant, Michael Lazaridis, as President and co-Chief Executive Officer of the Registrant and Dennis Kavelman, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


/s/ JAMES L. BALISLLIE
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By:     James L. Balsillie
Title:  Chairman and Co-Chief Executive Officer
June 29, 2004


/s/ MICHAEL LAZARIDIS
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By:     Michael Lazaridis
Title:  President and Co-Chief Executive Officer
June 29, 2004


/s/ DENNIS KAVELMAN
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By:     Dennis Kavelman
Title:  Chief Financial Officer
June 29, 2004

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.